As filed with the Securities and Exchange Commission on September 1, 2004.
                                                 Registration No.  333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ____________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                              ____________________
                                 iPAYMENT, INC.
             (Exact name of Registrant as specified in its charter)


               Delaware                                     62-1847043
   (State or other jurisdiction of                       (I.R.S. Employer
    incorporation or organization)                     Identification No.)

 40 Burton Hills Boulevard, Suite 415
            Nashville, TN                                     37215
 (Address of Principal Executive Offices)                   (Zip Code)

                              Stock Incentive Plan
                            (Full Title of the Plan)
                              ____________________

                                Gregory S. Daily
                Chairman of the Board and Chief Executive Officer
                      40 Burton Hills Boulevard, Suite 415
                               Nashville, TN 37215
                                 (615) 665-1858
(Name, address, and telephone number, including area code, of agent for service)

                              ____________________

                                              CALCULATION OF REGISTRATION FEE
========================================= ================= ==================== =================== ==================
                                            Amount to be     Proposed maximum     Proposed maximum
  Title of securities to be registered        registered       offering price    aggregate offering       Amount of
                                               (1) (2)           per share              price        registration fee
----------------------------------------- ----------------- -------------------- ------------------- ------------------
Common Stock, par value $0.01 per share       355,326           $32.87(3)          $11,679,565.62         $1,479.80
----------------------------------------- ----------------- -------------------- ------------------- ------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Registrant's Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.
(2) Represents the registration of shares of Common Stock of the Registrant issuable pursuant to the Registrant's Stock Incentive Plan pursuant to the exercise of options that may be granted thereunder.
(3) Calculated solely for the purpose of determining the registration fee pursuant to Rules 457(h) and (c) on the basis of the average of the high and low prices ($33.50 and $32.23) of a share of Common Stock as quoted on the Nasdaq National Market on August 25, 2004 with respect to shares of Common Stock reserved for issuance pursuant to options to be issued in the future.

                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 registers an additional 355,326 shares of common stock of iPayment, Inc. issuable under the Registrant's Stock Incentive Plan, as amended. In accordance with General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-106676) filed with the Securities and Exchange Commission on June 30, 2003, are incorporated herein by reference.


                                  EXHIBITS

Exhibit
  No.     Description
-------   -----------


5.1 Opinion of White & Case LLP as to the validity of the shares of Common Stock (including consent).

23.1      Consent of Ernst & Young LLP, independent accountants.

23.2      Consent of White & Case LLP (included in Exhibit 5.1).

24.1 Powers of Attorney (included in the signature page to this Registration Statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee on September 1, 2004.

                                 iPAYMENT, INC.



                                 By: /s/ Gregory S. Daily
                                     -------------------------------------
                                 Name:  Gregory S. Daily
                                 Title: Chairman of the Board of Directors
                                        and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gregory S. Daily and Clay M. Whitson, and each of them severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement on Form S-8 (the "Registration Statement"), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

                 Name                                      Title                              Date
 /s/ Gregory S. Daily                        Chairman of the Board and Chief
---------------------------                     Executive Officer (Principal            September 1, 2004
     Gregory S. Daily                               Executive Officer)

 /s/ Clay M. Whitson                        Chief Financial Officer (Principal
---------------------------                  Financial and Accounting Officer)          September 1, 2004
     Clay M. Whitson

 /s/ Peter Y. Chung                                      Director                       September 1, 2004
---------------------------
      Peter Y. Chung

 /s/ David T. Vandewater                                 Director                       September 1, 2004
---------------------------
    David T. Vandewater

 /s/ David M. Wilds                                      Director                       September 1, 2004
---------------------------
      David M. Wilds

 /s/J. Donald McLemore, Jr                               Director                       September 1, 2004
---------------------------
  J. Donald McLemore, Jr.

 /s/ Jennie Carter Thomas                                Director                       September 1, 2004
---------------------------
   Jennie Carter Thomas

                                  EXHIBIT INDEX

Exhibit
  No.     Description
-------   -----------


5.1 Opinion of White & Case LLP as to the validity of the shares of Common Stock (including consent).

23.1      Consent of Ernst & Young LLP, independent accountants.

23.2      Consent of White & Case LLP (included in Exhibit 5.1).

24.1 Powers of Attorney (included in the signature page to this Registration Statement).

                                      -3-